EXECUTION COPY

                   ASSIGNMENT, ASSUMPTION AND WAIVER AGREEMENT


         ASSIGNMENT, ASSUMPTION AND WAIVER AGREEMENT (this "Agreement"), dated as of December 19, 2002, between UXT Holdings LLC, UXT Intermediary LLC (each an "Assignor" and collectively, the "Assignors"), the Purchasers listed on the signature page hereto (each an "Assignee" and collectively, the "Assignees"), TXU Corp., TXU Energy Company LLC (the "TXU Entities") and, solely with respect to Sections 9, 10(b) and 12 of this Agreement, Berkshire Hathaway Inc. (the "Purchaser Parent").

                              W I T N E S S E T H

         WHEREAS, the Assignors are selling to the Assignees $250 million aggregate principal amount (the "Purchased Notes") of 9% Exchangeable Subordinated Notes Due 2012 of TXU Energy Company LLC (the "Notes") pursuant to a purchase agreement, dated as of the date hereof, among the Assignors and Assignees (the "Purchase Agreement").

         WHEREAS, as a condition to such purchase, the Assignees have requested that the Assignors assign and transfer to the Assignees any and all rights the Assignors may have under the Purchase Agreement dated as of November 18, 2002 among the TXU Entities and the Assignors (the "Original Purchase Agreement"), the Registration Rights Agreement dated November 22, 2002 among TXU Corp. and the Assignors, as amended (the "Registration Rights Agreement"), and the Exchange Agreement dated as of November 22, 2002 among the TXU Entities and the Assignors (the "Exchange Agreement"), in each case with respect to the Purchased Notes.

         WHEREAS, the Assignees desire to accept such assignment, and in consideration thereof, assume the obligations of the Assignors under the Original Purchase Agreement, the Registration Rights Agreement and the Exchange Agreement with respect to the Purchased Notes.

         WHEREAS, the TXU Entities have agreed to such assignment.

         WHEREAS, as a condition to their consent to such assignment, the TXU Entities have requested the Assignors, the Assignees and the Purchaser Parent to make certain representations and agree to certain covenants.

         NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Any or all capitalized terms not defined in this Agreement shall have the meanings as set forth in the Purchase Agreement, the Original Purchase Agreement, the Registration Rights Agreement, the Exchange Agreement or the Notes, as applicable.




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         2. Except as otherwise provided in the Purchase Agreement or in this
Agreement, the Assignors hereby assign, transfer, convey and deliver to the Assignees any and all rights the Assignors may have under and in accordance with each of the Original Purchase Agreement, the Registration Rights Agreement and the Exchange Agreement (other than Section 6 thereof) with respect to the Purchased Notes; provided, however, that no such assignment shall otherwise affect the Assignors rights with respect to any Notes retained by Assignors.

         3. The Assignees accept the said assignment by the Assignors and hereby assume and agree to perform and discharge, as and when they become due, the duties and obligations of the Assignors under and in accordance with each of the Original Purchase Agreement, including but not limited to Sections 5.06 and 5.07 of the Original Purchase Agreement, the Registration Rights Agreement and the Exchange Agreement (other than Section 6 thereof) with respect to the Purchased Notes; provided, however, that the Assignees shall not assume any of the Assignors' obligations with respect to any Notes retained by Assignors.

         4. The Assignors and the Assignees hereby agree to take any and all actions as may be necessary or appropriate to more fully effectuate the assignment of rights and assumption of obligations hereunder.

         5. The TXU Entities hereby agree to the assignment of the rights, benefits and obligations under the Original Purchase Agreement, the Registration Rights Agreement and the Exchange Agreement (other than Section 6 thereof) to the Assignees with respect to the Purchased Notes, including for purposes of
Section 9.05 of the Original Purchase Agreement and Section 15(e) of the Registration Rights Agreement, and hereby agree that, except as provided in the Purchase Agreement or in this Agreement, the Assignees shall have all of the rights of a Purchaser under the Original Purchase Agreement, a Holder under the Registration Rights Agreement and a Purchaser under the Exchange Agreement, in each case with respect to the Purchased Notes.

         6. The TXU Entities acknowledge that one or more of the Purchasers may be deemed to be a Competitor as defined in the Purchased Notes. The TXU Entities hereby agree to waive the provisions of Section 6.01 of the Purchased Notes (and any corresponding provisions of any preferred membership interest of TXU Energy Company LLC into which the Notes are exchanged) with respect to the Assignees and their Affiliates, but not with respect to MidAmerican Energy Holdings Company or any of its subsidiaries or any other Affiliate of the Purchaser Parent that is significantly involved in the generation of electricity, wholesale energy trading, retail energy marketing or energy delivery or any holding company of such Affiliate that primarily owns entities engaged in such businesses (collectively, the "Restricted Persons"), in order to permit the Transfer of the Purchased Notes to the Assignees; provided, however, that the TXU Entities do not hereby waive the provisions of such Section 6.01 (or any corresponding provisions of any such preferred membership interest) with respect to any future Transfers of the Notes or the Purchased Notes (or any such preferred membership interest), other than to Affiliates of the Assignees who are not Restricted Persons and who agree to be bound by the provisions of the Purchase Agreement and this Agreement.

         7. The Assignees acknowledge the existence of, and agree to be bound by and comply with, the restrictions on Transfer contained in Section 6.01 of the Notes; provided,



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however, that such restrictions shall not apply to any Transfer by the Assignees of the Purchased Notes (or any preferred membership interest of TXU Energy Company LLC into which the Notes are exchanged) to one or more of their Affiliates who are not Restricted Persons and who agree to be bound by the provisions of the Purchase Agreement and this Agreement.

         8. The TXU Entities hereby agree to waive the $10,000,000 minimum transfer amount contained in Section 6.04 of the Notes for the purposes of the Transfer of the Notes from the Assignors to the Assignees.

         9. The Assignees and the Purchaser Parent (other than with respect to entities Controlled by it which exercise investment discretion independent of the Purchaser Parent) hereby agree to, and the Purchaser Parent agrees to cause, to the extent it has the ability to do so, its Affiliates (other than those Affiliates, and other than with respect to entities Controlled by Affiliates, exercising investment discretion independent of the Purchaser Parent, but otherwise including portfolio companies, if any, of the Assignees and the Purchaser Parent) to, be bound by and comply with the provisions contained in both Sections 9, 10(a) and 10(d)(ii) of the Exchange Agreement and Sections 12, 15(a) and 15(e)(iii) of the Registration Rights Agreement as if such Assignees and the Purchaser Parent were "DLJ Entities" until such time as the Assignees and their Affiliates, as a group, own Notes and Common Stock aggregating less than $75,000,000 in aggregate principal amount (determined, in the case of Common Stock, on the basis of the Note Exercise Price at the date the Exchange Rights are exercised with respect to such Common Stock).

         10. (a) The Assignees acknowledge that none of the rights granted to the DLJ VCOC Fund pursuant to Sections 3.08 and 3.09 of the Notes and Section 6 of the Exchange Agreement are being assigned to the Assignees and that, without the consent of the appropriate TXU Entity, they will not be entitled to exercise any of such rights.

             (b) The Assignees, the Purchaser Parent and the Assignors represent and warrant to the TXU Entities that there does not exist, and they agree that they will not enter into or otherwise be a party to, any voting agreement, voting trust, shareholders agreement, proxy or any other written or oral agreement, arrangement or understanding among the Assignees or any of their Affiliates on the one hand and the Assignor or any of its Affiliates on the other hand regarding the voting of or exercise of rights under the TXU Common Stock, the Notes (or any preferred membership interest of TXU Energy Company LLC into which the Notes are exchanged), the Exchange Agreement or the Registration Rights Agreement; provided, however, that the foregoing shall not prohibit the Assignees, the Assignors and their respective Affiliates from exercising their respective rights under the Original Purchase Agreement, the Notes, the Exchange Agreement or the Registration Rights Agreement, or from consulting with each other in connection with the exercise of such rights other than (i) the rights granted to the DLJ VCOC Fund pursuant to Sections 3.08 and 3.09 of the Notes and Section 6 of the Exchange Agreement and (ii) the rights granted to Holders of the Notes (other than the Assignees) and the DLJ VCOC Fund to request information pursuant to Section 3.02 (a)(vi) of the Notes.



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         11. The Assignees hereby waive their right to request or receive confidential or non-public information regarding the TXU Entities, including, but not limited to, pursuant to Section 3.02(a)(iii) or (vi) of the Notes; provided, however, that any transferee of the Assignees other than an Affiliate of the Assignees, will not be bound by this provision.

         12. The Assignees and the Purchaser Parent represent and warrant to the Assignors and the TXU Entities that they do not own and control, and agree that they will not acquire ownership and control of, installed generation capacity within the Electric Reliability Council of Texas ("ERCOT") in an amount that would cause either TXU Entity (by virtue of Section 39.154(c) of the Texas Utility Code) to be deemed to own and control more than 20% of the installed generation capacity located in ERCOT in violation of Section 39.154 of the Texas Utility Code and the Substantive Rules of the Public Utility Commission of Texas.

         13. Subject to its legal obligations (including requirements of stock exchanges and other similar regulatory bodies and other than as may be required pursuant to the Exchange Act), no party shall make any public announcement regarding the entering into of this Agreement or the Closing without the prior consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, upon the Closing the parties shall cooperate with each other to make a public announcement of the transaction and shall agree as to the timing and contents of any such announcement.

         14. (a) The Assignees have independently and without reliance upon the TXU Entities, and based on such information as the Assignees have deemed appropriate, made their own analysis and decision to purchase the Notes; provided, however, that the foregoing shall not limit any rights the Assignees might have under the Purchase Agreement or the Original Purchase Agreement.

             (b) The TXU Entities have not been requested to, and the Assignees have not relied and will not rely on the TXU Entities to, furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of, or any other matter concerning the TXU Entities.

             (c) The Assignees acknowledge that: (i) the TXU Entities are not making any representations and warranties to the Assignees regarding their business, assets or financial condition as of the date hereof; (ii) there may currently exist information with respect to the Notes or the TXU Entities that is not known to the Assignees and that may be material to a decision to acquire the Notes (the "Excluded Information"); (iii) the Assignees have determined to purchase the Notes notwithstanding their lack of knowledge of the Excluded Information; and (iii) the TXU Entities shall have no liability to the Assignees, and the Assignees waive and release any claims that they might have against the TXU Entities, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the purchase of the Purchased Notes by the Assignees, but only to the extent that the Excluded Information does not affect the truth or accuracy of the representations or warranties of the TXU Entities in the Original Purchase Agreement as of the date of the Original Purchase Agreement.

         15. The execution, delivery and performance by the Assignees of the Purchase Agreement and this Agreement does not and will not (a) violate, conflict with or result in the



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breach of any provision of the organizational documents of the Assignees, (b)
conflict with or violate any Law or Governmental Order applicable to the Assignees or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Assignees are a party, which would adversely affect the ability of the Assignees to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement.

         16. The execution, delivery and performance of the Purchase Agreement and this Agreement by the Assignees does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

         17. This Agreement shall be binding on and inure to the benefit of the Assignors, the Assignees and the TXU Entities and their respective successors and assigns.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



                                [Signatures appear on next page]



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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.




                                       UXT HOLDINGS LLC

                                       By:  DLJ Merchant Banking III, Inc.,
                                            its managing member

                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       UXT INTERMEDIARY LLC

                                       By:  UXT AIV, L.P.
                                            its managing member

                                       By:  DLJ Merchant Banking III, Inc.
                                            as managing general partner

                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       BERKSHIRE HATHAWAY INC.


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       BENJAMIN MOORE PENSION


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       THE BUFFALO NEWS OFFICE PENSION PLAN


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                       THE BUFFALO NEWS EDITORIAL PENSION PLAN


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:




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


                                       CORNHUSKER CASUALTY COMPANY


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       FLIGHTSAFETY INTERNATIONAL INC.
                                       RETIREMENT INCOME PLAN


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       FRUIT OF THE LOOM PENSION TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       GEICO CORPORATION PENSION PLAN TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       GOVERNMENT EMPLOYEES INSURANCE COMPANY


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:




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

                                       JOHNS MANVILLE CORPORATION MASTER
                                       PENSION TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       JUSTIN BRANDS, INC. UNION PENSION PLAN
                                       AND JUSTIN BRANDS, INC.
                                       PENSION PLAN & TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       ACME BRICK COMPANY PENSION TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       SCOTT FETZER COMPANY COLLECTIVE
                                       INVESTMENT TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:






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



                                       TXU CORP.


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:




                                       TXU ENERGY COMPANY LLC


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title: